Exhibit 10.1
August 9, 2007
Toreador Resources Corporation
4809 Cole Avenue
Suite 108
Dallas, Texas 75205
Facsimile: (214) 559 3933

Attention:	Mr. Charles J. Campise, Vice President, Finance & Accounting & CAO
Dear Gentlemen:

Re:	Toreador Resources Corporation; Investment No. 25485 Amendment No. 1 to the Loan and Guarantee Agreement
     Reference is made to the Loan and Guarantee Agreement dated December 28, 2006 (the “Loan and Guarantee Agreement”), between Toreador Resources Corporation, Toreador Turkey Ltd., Toreador Romania Ltd., Madison Oil France SAS, Toreador Energy France S.C.S, Toreador International Holding Limited Liability Company (collectively the “Obligors”), and International Finance Corporation (“IFC”).
     Reference is further made to your letter dated June 28, 2007, whereby the parties requested to amend the Loan and Guarantee Agreement to reflect a change in the current ratio requirements using EBITDA to EBITDAX.
     Terms defined in the Loan and Guarantee Agreement shall have the same meanings ascribed thereto when used in this amendment letter.
     Effective as of the date of this letter, it is hereby agreed as follows:
     1. In Section 1.01 the definition of “EBITDA” is hereby deleted in its entirety;
     2. In Section 1.01 the definition of “Interest Coverage Ratio” is hereby deleted and replaced in its entirety by the following:

“Interest Coverage Ratio”	for any Calculation Period, the result obtained by dividing the:

	(i)	EBITDAX for such Calculation Period; by
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(ii)	the aggregate amount of all interest paid or payable for such period, net of any interest actually earned during such Calculation Period,

all such amounts calculated on a Consolidated Basis; “
     3. Section 6.01(m)(iii) is hereby deleted and replaced in its entirety by the following:
(iii)	Adjusted Financial Debt to EBITDAX ratio of not more than 3.0:1.0;
     Except as otherwise expressly provided herein, the provisions of the Loan and Guarantee Agreement remain in full force and effect.
     This amendment letter may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same agreement.
     Please confirm your acceptance of and agreement with the terms and conditions of this amendment letter by signing below and returning it to IFC.
Very truly yours,
INTERNATIONAL FINANCE CORPORATION
/s/ Somit Varma
Somit Varma
Director
Oil, Gas, Mining, and Chemicals Department
ACKNOWLEDGED AND AGREED
on this 9th day of August, 2007

TOREADOR RESOURCES CORPORATION
By: /s/ Charles J. Campise
Name: Charles J. Campise
Title: VP Finance & Acct/CAO
TOREADOR TURKEY LTD.
By: /s/ Charles J. Campise
Name: Charles J. Campise
Title: Director
TOREADOR ROMANIA LTD.
By: /s/ Charles J. Campise
Name: Charles J. Campise
Title: Director
MADISON OIL FRANCE SAS
By: /s/ Emmanuel Mousset
Name: Emmanuel Mousset
Title: President
TOREADOR ENERGY FRANCE S.C.S.
By: /s/ Emmanuel Mousset
Name: Emmanual Mousset
Title: President

TOREADOR INTERNATIONAL HOLDING LIMITED LIABILITY COMPANY
By: /s/ Charles J. Campise
Name: Charles J. Campise
Title: Director